Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Second Quarter Fiscal Year 2012

Recent Highlights:

•	Revenue of $32.1 million

•	GAAP Net Loss of $(3.0) million, or $(0.04) Per Share

•	Q2 Ending Cash and Cash Equivalents of $33.1 million

•	Omid Tahernia named President and CEO

FREMONT, Calif., July 26, 2012 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the second quarter of 2012, ended July 1, 2012.

“Ikanos met revenue guidance for the second quarter of 2012 with revenue of $32.1 million. GAAP operating expenses were $17.5 million, within our guidance. We continued to effectively manage the business and manage our cash position to approximately $33.1 million,” said Dennis Bencala, chief financial officer of Ikanos. “Revenue in the quarter was driven by sales of Ikanos’ broadband DSL and Communications Processor products including our next-generation platforms like the Fusiv® Vx185/183.”

“Our Fusiv® family of Communications Processors continues to ramp and now represents 24% of company’s revenue. This family of processors is outpacing the competition in performance and in key integration such as VDSL2 Bonding. Our highly integrated NodeScale Vectoring Processors for the Central Office are in fab. We expect all chips in house in Q3”, said Omid Tahernia, president and CEO. “We plan to demonstrate the complete chipset with full crosstalk cancellation and our NodeScale vectoring technology in Q4-2012. Our design-win momentum with this chipset continues with customers expecting samples late this year.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, the amortization of intangible assets and gains on the sale of impaired assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Revenue for the second quarter of 2012 was $32.1 million compared to revenue of $34.1 million for the second quarter of 2011 and revenue of $30.8 million for the first quarter of 2012. GAAP gross profit for the second quarter of 2012 was 47% compared to a GAAP gross profit of 48% for the second quarter of 2011 and GAAP gross profit of 52% for the first quarter of 2012. Second quarter 2012 cost of goods sold includes the current period expense of $1.3 million associated with a long-term strategic patent license agreement entered into this quarter.

Non-GAAP gross profit for the second quarter of 2012 was 49% compared to a non-GAAP gross profit of 50% for the second quarter of 2011 and non-GAAP gross profit of 54% for the first quarter of 2012.

GAAP operating expenses for the second quarter of 2012 were $17.5 million compared to GAAP operating expenses of $20.2 million for the second quarter of 2011 and GAAP operating expenses of $19.8 million for the first quarter of 2012.

Non-GAAP operating expenses for the second quarter of 2012 were $16.9 million compared to and non-GAAP operating expenses of $19.4 million for the second quarter of 2011 and non-GAAP operating expenses of $17.8 million for the first quarter of 2012.

GAAP net loss for the second quarter of 2012 was $(3.0) million, or a loss of $(0.04) per share on 69.5 million weighted average shares, compared to a GAAP net loss for the second quarter of 2011 of $(3.8) million, or $(0.06) per share on 68.5 million weighted average shares, and a GAAP net loss of $(3.7) million, or $(0.05) per share on 69.3 million weighted average shares, for the first quarter of 2012.

Non-GAAP net loss for the second quarter of 2012 was $(1.9) million, or a loss of $(0.03) per share on 69.5 million weighted average shares, compared to a non-GAAP net loss of $(2.5) million, or $(0.04) per share on 68.5 million weighted average shares, in the second quarter of 2011 and a non-GAAP net loss of $(1.2) million, or $(0.02) per share on 69.3 million weighted average shares, for the first quarter of 2012.

Cash and cash equivalents at the end of the second quarter of 2012 were $33.1 million compared to $39.7 million at the end of the first quarter of 2012. Additionally, at the end of the second quarter of 2012 inventory was $7.4 million compared to $7.8 million at the end of the first quarter of 2012. Current liabilities at the end of the second quarter of 2012 were $21.3 million compared to $19.7 million at the end of the first quarter of 2012.

Outlook

Revenue is expected to be between $30 million and $32 million for the third quarter of 2012.

GAAP gross profit for the third quarter of 2012 is expected to be between 44% and 46%. Non-GAAP gross profit is expected to be between 46% and 48% for the third quarter of 2012. The third quarter gross profit is affected by a typical new product ramp with scheduled yield improvements over the next 1 to 2 quarters.

GAAP operating expenses for the third quarter of 2012 are expected to be in the range of $22 million to $23 million. Non-GAAP operating expenses are expected to be in the range of $21 million to $22 million for the third quarter of 2012. The second to third quarter OPEX increase is primarily attributed to our planned new product tape-out and engineering related expenses.

Second Quarter Conference Call

Management will review the second quarter financial results and its expectations for subsequent periods at a conference call on July 26, 2012 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 684-1265 and enter conference ID 4985379. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until October 24, 2012 by dialing (888) 203-1112 and entering conference ID 4985379.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2012 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our product development, outlook such as our expected revenue, gross profits, operating expenses, and the benefits of non-GAAP measures, our restructuring plan, product testing and shipment, and anticipated benefits of our products. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012 filed with the Securities and Exchange Commission (SEC) on February 23, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2012 filed with the SEC on May 3, 2012, as well as other reports that Ikanos files from time to time with the SEC. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to the date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenue	$32,055	$34,056	$62,815	$65,728
Cost of revenue	17,001	17,647	31,654	32,798

Gross profit	15,054	16,409	31,161	32,930

Operating expenses:
Research and development	12,842	14,669	26,842	28,325
Selling, general and administrative	4,648	5,659	9,328	11,804
Restructuring	(30)	(156)	1,062	(109)

Total operating expenses	17,460	20,172	37,232	40,020

Loss from operations	(2,406)	(3,763)	(6,071)	(7,090)
Investment gain	—	—	—	1,295
Interest income and other, net	(387)	21	(312)	89

Loss before income taxes	(2,793)	(3,742)	(6,383)	(5,706)
Provision for income taxes	206	87	321	186

Net loss	$(2,999)	$(3,829)	$(6,704)	$(5,892)

Net loss per share
Basic and diluted	$(0.04)	$(0.06)	$(0.10)	$(0.09)

Weighted average number of shares
Basic and diluted	69,543	68,474	69,439	68,319

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	July 1, 2012	April 1, 2012	July 3, 2011
Revenue	$32,055	$30,760	$34,056
Cost of revenue	17,001	14,653	17,647

Gross profit	15,054	16,107	16,409

Operating expenses:
Research and development	12,842	14,000	14,669
Selling, general and administrative	4,648	4,680	5,659
Restructuring	(30)	1,092	(156)

Total operating expenses	17,460	19,772	20,172

Loss from operations	(2,406)	(3,665)	(3,763)
Interest income and other, net	(387)	75	21

Loss before income taxes	(2,793)	(3,590)	(3,742)
Provision for income taxes	206	115	87

Net loss	$(2,999)	$(3,705)	$(3,829)

Net loss per share
Basic and diluted	$(0.04)	$(0.05)	$(0.06)

Weighted average number of shares
Basic and diluted	69,543	69,335	68,474

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended July 1, 2012				Three Months Ended July 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$32,055	$—		$32,055	$34,056	$—		$34,056
Cost of revenue	17,001	1	(a)	16,502	17,647	(14)	(a)	17,133
		(500)	(b)			(500)	(b)

Gross profit	15,054	(499)		15,553	16,409	(514)		16,923

Operating expenses:
Research and development	12,842	(340)	(a)	12,502	14,669	(739)	(a)	13,930
Selling, general and administrative	4,648	(165)	(a)	4,358	5,659	(101)	(a)	5,433
		(125)	(b)			(125)	(b)
Restructuring	(30)	30	(c)	—	(156)	156	(c)	—

Total operating expenses	17,460	(600)		16,860	20,172	(809)		19,363

Loss from operations	(2,406)	1,099		(1,307)	(3,763)	1,323		(2,440)
Interest income and other, net	(387)	—		(387)	21	—		21

Loss before income taxes	(2,793)	1,099		(1,694)	(3,742)	1,323		(2,419)
Provision for income taxes	206	—		206	87	—		87

Net loss	$(2,999)	$1,099		$(1,900)	$(3,829)	$1,323		$(2,506)

Net loss per share:
Basic and diluted	$(0.04)			$(0.03)	$(0.06)			$(0.04)

Weighted average outstanding shares:
Basic and diluted	69,543			69,543	68,474			68,474

Notes:

	Three Months Ended
	July 1, 2012	July 3, 2011
(a) Stock-based compensation	$504	$854
(b) Amortization of acquired intangible assets	625	625
(c) Restructuring charges	(30)	(156)

Total non-GAAP adjustments	$1,099	$1,323

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended April 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$30,760	$—		$30,760
Cost of revenue	14,653	(3	) (a)	14,150
		(500	) (b)

Gross profit	16,107	(503)		16,610

Operating expenses:
Research and development	14,000	(596	) (a)	13,404
Selling, general and administrative	4,680	(195	) (a)	4,360
		(125	) (b)
Restructuring	1,092	(1,092	) (c)	—

Total operating expenses	19,772	(2,008)		17,764

Loss from operations	(3,665)	2,511		(1,154)
Interest income and other, net	75	—		75

Loss before income taxes	(3,590)	2,511		(1,079)
Provision for income taxes	115	—		115

Net Loss	$(3,705)	$2,511		$(1,194)

Net loss per share:
Basic and diluted	$(0.05)			$(0.02)

Weighted average outstanding shares:
Basic and diluted	69,335			69,335

Notes:

Three Months Ended April 1, 2012

(a) Stock-based compensation	$794
(b) Amortization of acquired intangible assets	625
(c) Restructuring charges	1,092

Total non-GAAP adjustments	$2,511

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended July 1, 2012				Six Months Ended July 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$62,815	$—		$62,815	$65,728	$—		$65,728
Cost of revenue	31,654	(2)	(a)	30,652	32,798	(56)	(a)	31,742
		(1,000)	(b)			(1,000)	(b)

Gross profit	31,161	(1,002)		32,163	32,930	(1,056)		33,986

Operating expenses:
Research and development	26,842	(936)	(a)	25,906	28,325	(1,147)	(a)	27,178
Selling, general and administrative	9,328	(360)	(a)	8,718	11,804	(526)	(a)	11,028
	—	(250)	(b)			(250)	(b)
Restructuring	1,062	(1,062)	(c)	—	(109)	109	(c)	—

Total operating expenses	37,232	(2,608)		34,624	40,020	(1,814)		38,206

Loss from operations	(6,071)	3,610		(2,461)	(7,090)	2,870		(4,220)
Investment gain	—	—		—	1,295	(1,295)	(d)	—
Interest income and other, net	(312)	—		(312)	89	—		89

Loss before income taxes	(6,383)	3,610		(2,773)	(5,706)	1,575		(4,131)
Provision for income taxes	321	—		321	186	—		186

Net loss	$(6,704)	$3,610		$(3,094)	$(5,892)	$1,575		$(4,317)

Net loss per share:
Basic and diluted	$(0.10)			$(0.04)	$(0.09)			$(0.06)

Weighted average outstanding shares:
Basic and dilluted	69,439			69,439	68,319			68,319

Notes:

	Six Months Ended
	July 1, 2012	July 3, 2011
(a) Stock-based compensation	$1,298	$1,729
(b) Amortization of acquired intangible assets	1,250	1,250
(c) Restructuring charges (credits)	1,062	(109)
(d) Investment gain	—	(1,295)

Total non-GAAP adjustments	$3,610	$1,575

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 1, 2012	April 1, 2012	January 1, 2012
Assets
Current assets:
Cash and cash equivalents	$33,071	$39,727	$34,760
Accounts receivable	20,721	16,832	18,308
Inventory	7,374	7,755	9,474
Prepaid expenses and other current assets	5,048	2,321	2,531

Total current assets	66,214	66,635	65,073
Property and equipment, net	7,695	6,698	7,036
Intangible assets, net	2,352	2,977	3,602
Other assets	2,566	1,915	1,896

	$78,827	$78,225	$77,607

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,333	$7,701	$5,413
Accrued liabilities	11,980	11,974	10,734

Total current liabilities	21,313	19,675	16,147
Other liabilities	1,988	739	738

Total liabilities	23,301	20,414	16,885
Stockholders’ equity	55,526	57,811	60,722

	$78,827	$78,225	$77,607